FORM 8K	File:20041016-FY05Q2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : December 16, 2004

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois		60147-0393
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

For Immediate Release

For Details, Please Contact:
Ed Richardson	Dario Sacomani
Chairman and Chief Exective Officer Richardson Electronics, Ltd.	Senior Vice President and Chief Financial Officer Richardson Electronics, Ltd.
Phone: (630)208-2340 E-mail: info@rell.com
Richardson Reports Record Quarter Sales of $151 Million, up 18% from the Prior Year

LaFox, IL, Thursday December 16, 2004:   Richardson Electronics, Ltd. (NASDAQ: RELL) today reported results for the second quarter of fiscal 2005, which ended November 27, 2004. Sales in the quarter were $151.4 million, the highest quarter sales level in the Company’s history, and represented an increase of 18% from the second quarter of fiscal 2004. Net income was $1.7 million, or $0.10 per share, in the quarter compared to $2.2 million, or $0.15 per share, in the same quarter last year.

Sales Highlights - Second Quarter Fiscal 2005 Compared to Second Quarter Fiscal 2004

The Company recorded its tenth consecutive quarter of year over year sales growth. The Display Systems Group led the sales growth in the quarter increasing sales 58.5% as custom display sales more than doubled on large project deliveries to financial and retail customers. Sales in RF/Wireless Communications increased 16.7% driven by strong growth in Asia and higher demand for passive/interconnect and network access products. Industrial Power Group sales grew 12.3% with continued growth in Asia and power component demand. Sales in the Security Systems Division were up 4.8% led by increased sales in Canada and private label products.

Geographically, the Company’s sales in Asia/Pacific were up 26.3% with continued sales growth in China for wireless and industrial power products. Sales in North America grew 21.5% led by strong growth in custom display sales in the United States. Sales in Latin America increased 9.0% as all countries grew sales with particular strength in Colombia’s demand for wireless products. Sales in Europe were up 6.7% led by wireless sales in England and display systems and wireless sales in Germany.

“We are pleased with the record demand for our products and solutions and with the record quarter sales levels achieved by the Display Systems Group and Security Systems Division,” said Edward J. Richardson, Chairman of the Board and Chief Executive Officer. “Our earnings in the quarter were affected by incremental expenses associated with our ongoing Sarbanes-Oxley compliance program and PeopleSoft supply chain implementation. The system implementation successfully went live in early December after many years of work and investment. During the quarter, we followed a detailed implementation plan, which included training over 250 people, expanding our network bandwidth and testing system functionality. These efforts allowed us to realize a very seamless installation without disruption to our operations. Overall, we expect increased engineered solutions demand to continue sales growth and lower operating expenses to result in improved earnings.”

On Friday, December 17, 2004 at 9:00 a.m. CST, Mr. Edward J. Richardson, Chairman and Chief Executive Officer will host a conference call to discuss the release. A question and answer session will be included as part of the call’s agenda. To listen to the call, please dial 888-423-3275 approximately five minutes prior to the start of the call. A replay of the call will be available from 12:30 p.m. on December 17, 2004 through March 23, 2005. The telephone numbers for the replay are (USA) 800-475-6701 and (International) 320-365-3844; access code 761015.

This release includes certain “forward-looking” statements as defined by the SEC. Statements in this press release regarding the Company’s business which are not historical facts represent “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s annual report on form 10-K. The Company assumes no responsibility to update the forward-looking statements in this release as a result of new information, future events, or otherwise.

About Richardson Electronics

Richardson Electronics, Ltd. is a global provider of “engineered solutions,” serving the RF and wireless communications, industrial power conversion, security and display systems markets. The Company delivers engineered solutions for its customers’ needs through product manufacturing, systems integration, prototype design and manufacture, testing and logistics. Press announcements and other information about Richardson are available on the World Wide Web at http://www.rell.com/investor.asp.

RICHARDSON ELECTRONICS, LTD
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE-MONTH AND SIX-MONTH PERIODS
ENDED NOVEMBER 27, 2004 AND NOVEMBER 29, 2003
(In thousands, except per share amounts, unaudited)

	Three months ended		Six months ended

	November 27, 2004	November 29, 2003	November 27, 2004	November 29, 2003

Net sales	$151,374	$128,051	$289,894	$247,357
Cost of products sold	114,320	97,109	219,238	187,300

Gross margin	37,054	30,942	70,656	60,057
Selling, general and administrative expenses	32,148	25,495	61,437	51,340

Operating income	4,906	5,447	9,219	8,717
Other expenses, net	2,623	2,398	5,095	4,992

Income before income taxes	2,283	3,049	4,124	3,725
Income tax provision	621	844	1,214	1,128

Net income	$1,662	$2,205	$2,910	$2,597

Net income per share - basic:
Net income per share	$0.10	$0.16	$0.18	$0.19

Average shares outstanding	17,284	13,979	16,578	13,952

Net income per share - diluted:
Net income per share	$0.10	$0.15	$0.17	$0.18

Average shares outstanding	17,479	14,361	16,801	14,281

Dividends per common share	$0.04	$0.04	$0.08	$0.08

RICHARDSON ELECTRONICS, LTD
SALES AND GROSS MARGIN
FOR SECOND QUARTER FISCAL 2005 AND 2004
ENDED NOVEMBER 27, 2004 AND NOVEMBER 29, 2003
(In thousands, unaudited)

By Business Unit:
		SALES			GROSS MARGIN

	FY 2005	FY 2004	% Change	FY 2005	% of Sales	FY 2004	% of Sales

Second Quarter
RFWC	$67,358	$57,705	16.7%	$15,661	23.3%	$12,846	22.3%
IPG	31,304	27,868	12.3%	9,527	30.4%	8,678	31.1%
SSD	27,360	26,109	4.8%	7,304	26.7%	6,664	25.5%
DSG	23,562	14,864	58.5%	5,298	22.5%	3,727	25.1%
Other	1,790	1,505		(736)		(973)

Total	$151,374	$128,051	18.2%	$37,054	24.5%	$30,942	24.2%

Fiscal Year to Date
RFWC	$131,785	$107,520	22.6%	$30,331	23.0%	$24,028	22.3%
IPG	60,951	53,718	13.5%	18,634	30.6%	16,347	30.4%
SSD	53,121	51,281	3.6%	13,802	26.0%	13,025	25.4%
DSG	40,542	30,943	31.0%	9,431	23.3%	7,986	25.8%
Other	3,495	3,895		(1,542)		(1,329)

Total	$289,894	$247,357	17.2%	$70,656	24.4%	$60,057	24.3%

By Geographic Area:
		SALES			GROSS MARGIN

	FY 2005	FY 2004	% Change	FY 2005	% of Sales	FY 2004	% of Sales

Second Quarter
North America	$79,833	$65,702	21.5%	$20,835	26.1%	$17,064	26.0%
Europe	33,695	31,576	6.7%	9,226	27.4%	9,009	28.5%
Asia/Pacific	31,777	25,160	26.3%	7,741	24.4%	5,648	22.4%
Latin America	4,983	4,572	9.0%	1,432	28.7%	1,118	24.5%
Corporate	1,086	1,041		(2,180)		(1,897)

Total	$151,374	$128,051	18.2%	$37,054	24.5%	$30,942	24.2%

Fiscal Year to Date
North America	$154,218	$131,133	17.6%	$39,849	25.8%	$34,620	26.4%
Europe	63,224	56,942	11.0%	17,680	28.0%	16,386	28.8%
Asia/Pacific	60,566	47,490	27.5%	14,457	23.9%	10,587	22.3%
Latin America	9,848	9,677	1.8%	2,726	27.7%	2,301	23.8%
Corporate	2,038	2,115		(4,056)		(3,837)

Total	$289,894	$247,357	17.2%	$70,656	24.4%	$60,057	24.3%

Note: Fiscal 2004 data has been reclassified to conform with the fiscal 2005 presentation. Direct Export and a portion of Corporate have been reclassified to the identified geographic areas based on ship to location.
         Europe includes sales and gross margins to Middle East and Africa.
         Corporate consists of freight and other non-area specific sales and gross margins.

RICHARDSON ELECTRONICS, LTD
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of

	November 27,	May 29,
	2004	2004

	(unaudited)
ASSETS
Current Assets
Cash	$17,328	$16,927
Account receivable, net	115,186	106,130
Inventories	106,546	92,297
Other	15,418	19,739

Total current assets	254,478	235,093

Property, plant and equipment, net	33,294	30,589
Goodwill and intangible assets	6,899	6,726
Other assets	10,908	6,480

Total assets	$305,579	$278,888

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$36,754	$33,473
Accrued liabilities	21,290	23,224
Current portion of long-term debt	3,796	4,027

Total current liabilities	61,840	60,724

Long-term debt, less current portion	123,584	133,813
Other non-current liabilities	460	241

Total liabilities	185,884	194,778

Stockholders’ Equity	119,695	84,110

Total liabilities and stockholders' equity	$305,579	$278,888

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.
Date: December 16, 2004	By: /s/ DARIO SACROMANI
Name: Dario Sacromani Title: Senior Vice President and Chief Financial Officer